Exhibit 10.23

AMENDMENT NO. 1

TO SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 7, 2003 by and among THE TITAN CORPORATION, a Delaware corporation (the “Borrower”), the various financial institutions from time to time parties hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, THE BANK OF NOVA SCOTIA (“Scotiabank”), as a syndication agent (in such capacity, a “Syndication Agent”), COMERICA BANK-CALIFORNIA (“Comerica”), as a syndication agent (in such capacity, a “Syndication Agent”), BRANCH BANKING AND TRUST (“BB&T”), as a documentation agent (in such capacity, a “Documentation Agent”), and TORONTO DOMINION (NEW YORK), INC. (“TD”), as a documentation agent (in such capacity, a “Documentation Agent”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement (hereinafter defined), after giving effect to this Amendment.

WITNESSETH

WHEREAS, the Borrower, the Lenders, the Syndication Agents, the Documentation Agents, and the Administrative Agent are party to that certain Senior Secured Credit Agreement dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders are willing to agree to such amendments upon the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.                                         AMENDMENTS TO CREDIT AGREEMENT

1.1                                 Section 1.1 is amended by adding the following definitions in the alphabetically appropriate places:

“Amendment No. 1” means Amendment No. 1 to Senior Secured Credit Agreement, dated as of May 7, 2003, by and among the Borrower, the Lenders party thereto, the Syndication Agents, the Documentation Agents and the Administrative Agent.

“Amendment No. 1 Effective Date” shall have the meaning given to such term in Section 3 of Amendment No. 1.

“New Guarantors” means Afripa, LinCom Wireless, Titan Africa, Inc., International Systems, LLC and WaveScience, Inc.

“Senior Subordinated Debt” means the $200,000,000 8.0% Senior Subordinated Notes due 2011 issued by the Borrower, together with (i) the notes exchanged pursuant to an “Exchange Offer” described in and issued in accordance with the terms of the Senior Subordinated Debt Offering Memorandum and the Senior Subordinated Debt Indenture and (ii) all guarantees of any of the foregoing notes as described in and issued in accordance with the terms of the Senior Subordinated Debt Offering Memorandum and the Senior Subordinated Debt Indenture.

“Senior Subordinated Debt Offering Memorandum” means the Confidential Offering Circular dated May 9, 2003 for the Senior Subordinated Debt.

“Senior Subordinated Debt Escrow Account” means the account into which the Net Proceeds from the Senior Subordinated Debt shall be escrowed in accordance with the terms of the Senior Subordinated Debt Indenture.

“Senior Subordinated Debt Escrow Period” means the period of time (not to exceed 40 days from the date of issuance of the Senior Subordinated Debt) that the Net Proceeds from the Senior Subordinated Debt shall be held in the Senior Subordinated Debt Escrow Account.

“Senior Subordinated Debt Indenture” means the indenture to be executed in connection with the Senior Subordinated Debt by and among the Borrower, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

1.2                                 Certain definitions in Section 1.1 are amended as follows:

(a)                                  The definition of “Applicable Margin” in Section 1.1 is amended by deleting the pricing grid contained therein and replacing it with the following pricing grid:

Total Debt to	LIBO Rate Loans		Base Rate Loans
EBITDA Ratio	Revolving Loans	Term B Loans	Revolving Loans	Term B Loans
> 3.5	2.75%	3.25%	1.50%	2.00%
> 3.0 but < 3.5	2.50%	3.00%	1.25%	1.75%
> 2.5 but < 3.0	2.25%	2.75%	1.00%	1.50%
> 2.0 but < 2.5	2.00%	2.75%	0.75%	1.50%
< 2.0	2.00%	2.50%	0.75%	1.25%

(b)                                 The definition of “Applicable Margin” in Section 1.1 is further amended by adding the following sentences at the end of such definition:

From the Amendment No. 1 Effective Date to the first Calculation Date thereafter, the Applicable Margins shall be based on the highest percentages in the above described pricing grid.  After such first Calculation Date, the Applicable Margin shall be as set forth in the pricing grid.  In the event that the repayment and/or redemption of the Debentures, the HIGH TIDES and the common securities of the Titan Capital Trust does not take place on or before the end of the Senior Subordinated Debt Escrow Period, then automatically on the first day thereafter the pricing grid contained herein shall revert back to levels in effect prior to the Amendment No. 1 Effective Date and such prior pricing levels shall be in full force and effect thereafter.

(c)                                  The definition of “Guarantor” in Section 1.1 is amended in its entirety so that such definition now reads as follows:

“Guarantor” means each direct and indirect U.S. Subsidiary of the Borrower whether now existing or hereafter acquired or organized (other than Sakon and Titan Capital Trust), each of which shall be required to execute and deliver the Subsidiary Guaranty, or a supplement thereto, to the Administrative Agent.

(d)                                 The definition of “Hedging Agreements” in Section 1.1 is amended by replacing the comma after the reference to “interest rate collar agreement” with a period and deleting the remainder of the definition thereafter.

(e)                                  The definition of “Restricted Subsidiaries” is amended in its entirety so that it now reads as follows:

“Restricted Subsidiaries” means all Guarantors and Sakon.

(f)                                    Clause (ii) of the definition of “Subordinated Debt” in Section 1.1 is amended by adding the following parenthetical clause at the end of such clause:

(it being understood and agreed that the Senior Subordinated Debt shall constitute Subordinated Debt on terms reasonably satisfactory to the Required Lenders so long as the Senior Subordinated Debt is issued substantially in accordance with the terms of the Senior Subordinated Debt Offering Memorandum and the Senior Subordinated Debt Indenture).

1.3                                 Section 2.3(b) of the Credit Agreement is amended by adding the following new clause (iv) at the end of such section:

(iv)                              Notwithstanding the foregoing clauses of this Section 2.3(b) to the contrary, Incremental Term Loans for the purpose of funding the repayment and/or redemption of the Debentures, the HIGH TIDES and the common securities of Titan Capital Trust (or refinancing Revolving Loans which are used for such purpose) may be made in a minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof (and may be made as Base Rate Loans or LIBO Rate Loans in such minimum amounts).

1.4                                 Section 3.1(d) of the Credit Agreement is amended by adding the following sentence at the end of such Section:

Notwithstanding the foregoing, if the Borrower would be required to prepay Senior Subordinated Debt from any portion of Net Proceeds of an Asset Sale pursuant to the terms of the Senior Subordinated Debt Indenture and would not otherwise be required to prepay such proceeds pursuant to the foregoing provisions of this Section 3.1(d), then the Borrower shall make a mandatory prepayment of the Loans from 100% of such proceeds, unless otherwise agreed by the Required Lenders.

1.5                                 Section 3.1(f) of the Credit Agreement is amended by adding the following sentence at the end of such Section:

Notwithstanding the foregoing, the Borrower shall not be required to make a mandatory prepayment of the Loans with Net Proceeds from the issuance of the Senior Subordinated Debt so long as such Net Proceeds are used in accordance with the terms of the Senior Subordinated Debt Offering Memorandum.

1.6                                 Section 7.7 of the Credit Agreement is amended as follows:

(a)                                  The introductory paragraph of Section 7.7 is amended by deleting the clause “or real property described in clause (d) below” from the third line thereof.

(b)                                 The last paragraph of Section 7.7 is amended in its entirety so that such paragraph now reads as follows:

Notwithstanding the foregoing, in no event shall Sakon and its Subsidiaries or Titan Capital Trust, or any other Subsidiary which is not a Restricted Subsidiary, be subject to the provisions of this Section 7.7 or be required to grant any Liens in favor of the Administrative Agent on behalf of the Secured Parties nor shall the Borrower or any Subsidiary be required to grant any Lien on any Capital Stock of Titan Capital Trust.

1.7                                 Section 7.8 of the Credit Agreement is amended by adding the following sentence at the end of such Section:

In addition to the foregoing, the Borrower may use proceeds of Incremental Term Loans and/or Revolving Loans in an aggregate amount up to $50,000,000 to repay and/or redeem the Debentures, the HIGH TIDES, and/or the common securities of Titan Capital Trust (or refinancing Revolving Loans which are used for such purpose in the case of any Incremental Term Loans) in accordance with the terms of the Senior Subordinated Debt Offering Memorandum and the Senior Subordinated Debt Indenture (or in the case of the common securities, in accordance with the indenture for the Debentures and the Declaration of Trust) (in each case on or before the end of the Senior Subordinated Debt Escrow Period and only after the amounts held in the Senior Subordinated Debt Escrow Account have first been applied for such purposes), and pay any premiums, fees, costs, and expenses in connection therewith.

1.8                                 Section 8.3 of the Credit Agreement is amended by (i) deleting the word “and” at the end of subsection (g) thereof, (ii) deleting the period at the end of subsection (h) thereof and replacing it with a semi-colon followed by the word “and”, and (iii) adding a new subsection (i) thereto which shall read as follow:

(i)  Liens on the Senior Subordinated Debt Escrow Account and all funds and financial assets now or hereafter held therein to secure the repayment of the Senior Subordinated Debt; provided that any such Liens shall automatically terminate upon the repayment and/or redemption of the Debentures, the HIGH TIDES and the common securities of Titan Capital Trust or, in lieu thereof, upon the redemption in full of the Senior Subordinated Debt.  Notwithstanding anything to the contrary in any of the Loan Documents, the Administrative Agent and the Lenders shall not have any security interest in or other Lien on the Senior Subordinated Debt Escrow Account and the funds and financial assets now or hereafter held therein.

1.9                                 Section 8.4(a) is amended in its entirety so that such Section now reads as follows:

(a)                                  Total Debt to EBITDA Ratio.  The Borrower will not permit the Total Debt to EBITDA Ratio as of the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such date:

Fiscal Year	March 31	June 30	September 30	December 31
2003	5.50 to 1.0	5.50 to 1.0	5.25 to 1.0	5.25 to 1.0
2004	5.25 to 1.0	5.00 to 1.0	5.00 to 1.0	4.75 to 1.0
2005	4.75 to 1.0	4.50 to 1.0	4.50 to 1.0	4.25 to 1.0
Thereafter	4.25 to 1.0	4.00 to 1.0	4.00 to 1.0	4.00 to 1.0

1.10                           Section 8.4 is further amended by adding the following Section 8.4(a-1) immediately after Section 8.4(a):

(a-1)                        Total Senior Debt to EBITDA Ratio.  The Borrower will not permit the Total Senior Debt to EBITDA Ratio as of the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such date:

Fiscal Year	March 31	June 30	September 30	December 31
2003	3.75 to 1.0	3.75 to 1.0	3.75 to 1.0	3.50 to 1.0
2004	3.50 to 1.0	3.25 to 1.0	3.25 to 1.0	3.00 to 1.0
2005	3.00 to 1.0	2.75 to 1.0	2.75 to 1.0	2.50 to 1.0
Thereafter	2.50 to 1.0	2.50 to 1.0	2.50 to 1.0	2.50 to 1.0

1.11                           Section 8.4(e) is amended in its entirety so that such Section now reads as follows:

(e)                                  Any calculation to determine compliance with clause (a), (a-1), (b), (c) or (d) of this Section 8.4, to determine the Applicable Margin or to determine whether a Default has occurred or would occur as a result of a particular transaction shall (i) be on a pro forma basis and calculated on the assumption that any Permitted Acquisitions or other relevant transaction which occurred during the relevant period were consummated on the first day of such period and (ii) not include distributions on the HIGH TIDES as Interest Expense during the Senior Subordinated Debt Escrow Period.  In the event that the repayment and/or redemption of the Debentures, the HIGH TIDES and the common securities of Titan Capital Trust does not take place on or before the end of the Senior Subordinated Debt Escrow Period, then automatically on the first day after the Senior Subordinated Debt Escrow Period, Section 8.4 (a-1) shall no longer be of any force and effect and the covenant levels under Section 8.4 (a) shall revert back to the covenant levels in effect prior to the Amendment No. 1 Effective Date and such prior covenant levels shall thereafter be in full force and effect.

1.12                           Section 8.6 is amended by (i) deleting the word “and” at the end of subsection (g) thereof, (ii) deleting the period at the end of subsection (h) thereof and replacing it with a semi-colon, and (iii) adding new subsections (i) and (j) thereto which shall read as follows:

(i)                                     the Borrower and Titan Capital Trust, as applicable, may repay and/or redeem the Debentures and arrange for the redemption of, and redeem, the HIGH TIDES and the common securities of Titan Capital Trust (in each case on or before the end of the Senior Subordinated Debt Escrow Period), and pay any premiums, fees, costs, and expenses in connection with any of the foregoing, subject to the satisfaction of each of the following conditions:

(A) the Borrower shall have delivered a certificate to the Administrative Agent dated as of the date of Amendment No. 1 demonstrating as of the fiscal quarter ended March 31, 2003 pro forma covenant compliance with the financial covenants set forth in Section 8.4 (after giving effect to the issuance of the Senior Subordinated Debt and the repayment and/or redemption of the Debentures, the HIGH TIDES and the common securities of Titan Capital Trust and the making of any Loans in connection therewith);

(B) such payment and/or redemption shall first be made with Net Proceeds of the Senior Subordinated Debt and then with (1) proceeds of Incremental Term Loans and/or Revolving Loans in an aggregate amount up to $50,000,000 and/or (2) cash generated in the ordinary course of the Borrower’s business; and

(C) no Default shall have occurred and be continuing or would result therefrom; and

(j)                                     in the event that the repayment and/or redemption of the Debentures, the HIGH TIDES and the common securities of Titan Capital Trust does not take place on or before the end of the Senior Subordinated Debt Escrow Period, the Borrower may repay and/or redeem the Senior Subordinated Debt so long as such repayment and/or redemption is made with the proceeds of the Senior Subordinated Debt Escrow Account.

1.13                           Section 8.7 is amended by (i) deleting the word “and” at the end of subsection (v) thereof, (ii) deleting the period at the end of subsection (vi) thereof and replacing it with a semi-colon, and (iii) adding new subsections (vii), (viii) and (ix) thereto which shall read as follows:

(vii)  the Borrower and Titan Capital Trust, as applicable, may repay and/or redeem the Debentures, arrange for the redemption of, and redeem the HIGH TIDES and the common securities of Titan Capital Trust (in each case on or before the end of the Senior Subordinated Debt Escrow Period and first using the amounts held in the Senior Subordinated Debt Escrow Account for such purposes), and pay any premiums, fees, costs, and expenses in connection with any of the foregoing, subject to the satisfaction of the conditions set forth in Section 8.6 (i);

(viii)  in the event that the repayment and/or redemption of the Debentures, the HIGH TIDES and the common securities of Titan Capital Trust does not take place on or before the end of the Senior Subordinated Debt Escrow Period, the Borrower may repay and/or redeem the Senior Subordinated Debt so long as such repayment and/or redemption is made with the proceeds of the Senior Subordinated Debt Escrow Account; and

(ix)  the Borrower may acquire Senior Subordinated Debt in connection with an “Exchange Offer” for the Senior Subordinated Debt described in the Senior Subordinated Debt Offering Memorandum.

1.14                           Section 8.9 is amended by (i) deleting the word “and” at the end of subsection (a) thereof, (ii) deleting the period a the end of subsection (b) thereof and replacing it with a semi-colon followed by the word “and”, and (iii) adding a new subsection (c) thereto which shall read as follows:

Titan Capital Trust may be dissolved and liquidated in connection with the redemption of the HIGH TIDES and common securities of Titan Capital Trust in connection with the issuance of the Senior Subordinated Debt.

1.15                           Section 8.13 is amended by replacing the last sentence of such Section with the following:

The foregoing prohibitions shall not apply to restrictions contained in this Agreement, any other Loan Document, or the Senior Subordinated Debt Indenture.

1.16                           Section 9.1(m) is amended by adding the following sentence thereto:

The issuance of the Senior Subordinated Debt, the repayment and/or redemption of the Debentures, HIGH TIDES, or Senior Subordinated Debt in accordance with Sections 8.6(i) and (j), and the related dissolution of Titan Capital Trust, and any actions taken by the Borrower and Titan Capital Trust to effect such issuance, redemption and dissolution shall not constitute an Event of Default under this Section 9.1(m).

1.17                           Section 9.1 is amended by adding the following subsections at the end of such Section:

(o)                                 Event of Default under Senior Subordinated Debt Indenture.  Any “Event of Default” as defined in the Senior Subordinated Debt Indenture occurs.

(p)                                 Failure to Redeem HIGH TIDES.  Neither the redemption of the HIGH TIDES in accordance with Section 8.6(i) nor the redemption of the Senior Subordinated Debt in lieu thereof shall have occurred within 40 days from the date of issuance of the Senior Subordinated Debt.

II.                                     AMENDMENT FEE

2.1                                 The Borrower shall pay by not later than 3:00 p.m. (eastern daylight time) on May 8, 2003 an amendment fee to the Agent for the account of each Lender executing and delivering this Amendment by not later than 5:00 p.m. (eastern daylight time) on May 7, 2003 in an amount equal to 0.25% of such Lender’s Revolving Loan Commitment and 0.25% of the then outstanding principal balance of the Term Loan owed to such Lender (hereinafter the “Amendment Fees”).

III.                                 CONDITIONS

3.1                                 Amendment.  This Amendment shall be and become effective as of the date hereof (the “Amendment No. 1 Effective Date”) when all of the following conditions set forth in this Section 3.1 shall have been satisfied:

(a)                                  Executed Amendment.  The Agent shall have received executed counterparts of this Amendment and the Consent attached hereto (or other evidence of execution, satisfactory to the Agent), which collectively shall have been duly executed on behalf of the Borrower, each of the Guarantors and the Required Lenders, and executed counterparts of the required supplemental agreements listed in Section 7.7 of the Credit Agreement in connection with the addition of the New Guarantors.

(b)                                 Fees and Expenses.  The Agent shall have received, for the account of the Lenders, the Amendment Fees described in Section 2.1 hereof and the Agent shall have received all other fees and expenses owed and due to the Agent by the Borrower and the Guarantors.

(c)                                  Compliance Certificate.  The Borrower shall have delivered a certificate to the Administrative Agent dated as of the date hereof demonstrating as of the fiscal quarter ending March 31, 2003 pro forma covenant compliance with the financial covenants set forth in Section 8.4 (after giving effect to the issuance of the Senior Subordinated Debt and the redemption of the HIGH TIDES and the making of any Loans in connection therewith), such certificate to be in form and substance satisfactory to the Administrative Agent.

(d)                                 Senior Subordinated Debt.  The Senior Subordinated Debt Indenture shall be in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received a certified copy thereof.  The Senior Subordinated Debt shall have been issued in accordance with the Senior Subordinated Debt Offering Memorandum and the Senior Subordinated Debt Indenture, without any material amendment or waiver thereof except as approved by the Agent and an amount sufficient to redeem the Senior Subordinated Debt (of not less than $200,000,000) in accordance with the Senior Subordinated Debt Offering Memorandum shall have been irrevocably deposited into the Senior Subordinated Debt Escrow Account.

(e)                                  Board of Directors Approval.  The Agent shall have received evidence of appropriate resolutions of the board of directors of the Borrower and the Guarantors, including the New Guarantors, authorizing the entering into of the Amendment and the entering into of the supplemental agreements referred to in Section 7.7 of the Credit Agreement for the New Guarantors.

(f)                                    Good Standing Certificates.  The Agent shall have received certificates of good standing for each of the Borrower and the New Guarantors in the state of its organization and each other appropriate jurisdiction.

(g)                                 Secretary’s Certificate.  The Agent shall have received a certificate of a duly authorized secretary, assistant secretary, or other senior officer of the Borrower and each New Guarantor dated the Amendment No. 1 Effective Date, in form and substance satisfactory to the Agent, with appropriate insertions and attachments.

(h)                                 Legal Opinions.  The Agent shall have received (i) an opinion of counsel to the Borrower and the Guarantors as to, among other matters, valid corporate existence and authority, legality, validity and binding effect of the Amendment, the supplemental agreements of the New Guarantors as described in Section 7.7 of the Credit Agreement, the absence of any violation of law or regulation or conflict with any material contracts, including the Senior Subordinated Debt Indenture and (ii) reliance letters addressed to the Agent and the Lenders entitling each of them to rely on certain of the opinions delivered in connection with the issuance of the Senior Subordinated Debt.

(i)                                     Revised Schedules to Credit Documents.  The Agent shall have received such revised schedules to the Loan Documents after giving effect to this Amendment as the Borrower may deem necessary in order for the Borrower and its Subsidiaries to make the representations and warranties set forth in Section 4.1 of this Amendment No. 1.

(j)                                     Officer’s Certificate. The Agent shall have received an officer’s certificate  stating that (i) the representations and warranties made by the Credit Parties in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 1 Effective Date, both before and after giving effect to this Amendment, (ii) there are no defaults or events of default under the Loan Documents, either before or after giving effect to this Amendment, and (iii) the capital structure of the Borrower and its Subsidiaries after giving effect to the issuance of the Senior Subordinated Debt and the redemption of the HIGH TIDES has not changed from that previously disclosed to the Agent.

(k)                                  Sources and Uses; Payment Instructions. The Agent shall have received (i) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Borrower in connection with the transactions contemplated by the Amendment and the Senior Subordinated Debt Offering Memorandum to be consummated on the Amendment No. 1 Effective Date, including any contribution made to the Borrower or any of its Subsidiaries for the purposes of funding the Senior Subordinated Debt Escrow Account and/or redeeming the HIGH TIDES and the Debentures and an itemized estimate of all fees, expenses and other closing costs; and (ii) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Borrower on the Amendment No. 1 Effective Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

(l)                                     Other Items.  The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

The Agent on behalf of the Lenders shall deliver a certificate to the Borrower on the date that all of the conditions set forth in Section 3.1 have been satisfied (other than the conditions set forth in Sections 3.1(d), (g), (h) and (j)) stating that all such conditions have been satisfied, and to the extent received by, and in acceptable form to, the Agent, attaching forms of final legal opinions and reliance letters, a secretary’s certificate and an officer’s certificate that, when delivered and/or released, shall satisfy the conditions set forth in Sections 3.1(g), (h) and (j).

3.2                                 Incremental Term Loan.  The making of the Incremental Term Loan in the aggregate amount of up to $50,000,000 for the purpose of financing the redemption of the HIGH TIDES (or refinancing Revolving Loans which are used for such purpose) shall be subject to the satisfaction of the following conditions in this Section 3.2:

(a)                                  Amendment Conditions.  Each of the conditions set forth in Section 3.1 hereof shall have been satisfied and the Amendment shall be effective.

(b)                                 Conditions in Credit Agreement.  Each of the conditions set forth in Sections 2.3(b), 5.2 and 5.3 of the Credit Agreement shall have been satisfied.

(c)                                  Redemption of HIGH TIDES, Etc.  The redemption of the Debentures, the HIGH TIDES and the common securities of Titan Capital Trust shall have been completed simultaneously with the making of the Incremental Term Loan.

IV.                                 MISCELLANEOUS

4.1                                 Representations and Warranties.  The Borrower and each Subsidiary of the Borrower executing the Consent attached to this Amendment (hereinafter, collectively the “Credit Parties” or individually a “Credit Party”) hereby represents and warrants that:

(a)                                  (i) it has the requisite power and authority to execute, deliver and perform this Amendment and the Consent attached hereto, (ii) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Amendment and the Consent attached hereto, and (iii) this Amendment and the Consent attached hereto have been duly executed and delivered by the applicable Credit Parties and constitute such Credit Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(b)                                 the representations and warranties contained in the Credit Agreement are on the date hereof, and will be on and as of the Amendment No. 1 Effective Date, subject to the limitations set forth therein, true and correct in all material respects as though made on and as of such dates (or as of the date indicated therein in the case that such date is other than the date hereof or the Amendment No. 1 Effective Date);

(c)                                  no Default or Event of Default under the Credit Agreement exists on the date hereof or will exist on and as of the Amendment No. 1 Effective Date, and no Default or Event of Default will occur as a result of the transactions contemplated hereby; and

(d)                                 no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment or the Consent attached hereto.

4.2                                 Ratification and Reaffirmation.  Each Credit Party hereby ratifies the Loan Documents to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of such Loan Documents (as amended hereby) applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under such Loan Documents.

4.3                                 Post Effective Date Deliveries.  The Borrower shall deliver or cause to be delivered to the Administrative Agent within 20 days of the Amendment No. 1 Effective Date all items required to be delivered pursuant to Section 7.7 of the Credit Agreement in connection with the addition of the New Guarantors that were not previously delivered on or prior to the Amendment No. 1 Effective Date.

4.4                                 Instrument Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

4.5                                 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6                                 No Other Changes.  Except as expressly modified and amended by this Amendment, the Credit Agreement and all other Loan Documents shall continue in full force and effect and all the terms, provisions and conditions of the Loan Documents shall remain unchanged.

4.7                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

4.8                                 Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.9                                 Governing Law.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (without giving effect to the principles of conflicts of law).  The provisions of the Credit Agreement regarding jurisdiction, venue, service of process and waiver of jury trial are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

BORROWER:	THE TITAN CORPORATION,
a Delaware corporation

	By:	/s/ Ray H. Guillaume
	Name:	Ray H. Guillaume
	Title:	Director of Corporate Treasury

AGENTS AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION,
f/k/a FIRST UNION NATIONAL BANK
as Administrative Agent and as a Lender

	By:	/s/ Scott Santa Cruz
	Name:	Scott Santa Cruz
	Title:	Director

CONSENT

This Consent (this “Consent”), dated as of May 7, 2003, is delivered in connection with Amendment No. 1 to Credit Agreement, dated as of the date hereof (“Amendment No. 1”), by and among THE TITAN CORPORATION, a Delaware corporation (the “Borrower”), the various financial institutions from time to time parties hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, THE BANK OF NOVA SCOTIA (“Scotiabank”), as a syndication agent (in such capacity, a “Syndication Agent”), COMERICA BANK-CALIFORNIA (“Comerica”), as a syndication agent (in such capacity, a “Syndication Agent”), BRANCH BANKING AND TRUST (“BB&T”), as a documentation agent (in such capacity, a “Documentation Agent”), and TORONTO DOMINION (NEW YORK), INC. (“TD”), as a documentation agent (in such capacity, a “Documentation Agent”).  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement (as defined in Amendment No. 1) as amended by Amendment No. 1 (such agreement, as so amended, being the “Amended Credit Agreement”).

Each of the undersigned, as a party to one or more Loan Documents hereby acknowledges and consents to the execution and delivery of Amendment No. 1, and hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, Amendment No. 1, all references in each such Loan Document to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the existing Credit Agreement shall mean the Amended Credit Agreement.  This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

GUARANTORS:	ACS Technologies, Inc.
Atlantic Aerospace Electronics Corporation
AverCom Corporation
BTG Systems Engineering, Inc.
BTG Technology Resources, Inc.
BTG Technology Systems, Inc.
BTG, Inc.
C&N Enterprises, Inc.
California Tube Laboratory, Inc.
Cayenta eUtility Solutions – eMunicipal Solutions Inc.
Cayenta Operating LLC
Cayenta, Inc.
Concept Automation, Inc. of America
Datacentric Automation Corporation
DBA Systems, Inc.
Delfin Systems

Delta Construction Management, Inc.
GlobalNet, Inc.
GlobalNet International, LLC
Horizons Services Company, Inc.
Intermetrics International, Inc.
Intermetrics Securities, Inc.
International Systems, LLC
Jaycor, Inc.
LinCom Corporation
LinCom Wireless, Inc.
Linkabit Wireless, LLC
MicroLithics Corporation
Midnight Oil Services, Inc.
MJR Associates, Inc.
Nations, Inc.
Procom Services, Inc.
Program Support Associates Inc.
Pulse Engineering, Inc.
Pulse Sciences, Inc.
Research Planning, Inc.
RW Consultants, Inc.
Sencom Corp.
STAC, Inc.
Titan Africa, Inc.
Titan Wireless Afripa Holding, Inc.
Titan Scan Technologies Corporation
Titan Vigil, Inc.
Titan Wireless, Inc.
Tomotherapeutics, Inc.
Unidyne LLC
UniVision Technologies, Inc.
VisiCom Laboratories, Inc.
WaveScience, Inc.

All By:	/s/ Ray H. Guillaume
Name: Ray H. Guillaume
Title: Assistant Treasurer